Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

January 27, 2004

American Community Bancshares, Inc. Announces Results for the Year ended December 31, 2003 and Declares Cash Dividend

Monroe, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank, announced sharply higher unaudited earnings before income taxes of $2,195,000, which represents an 80.2% increase over the $1,218,000 earned in the similar period of 2002. The growth in earnings was principally attributable to higher net interest income during the year and an increase in non-interest income. After tax earnings for the year ended December 31, 2003 of $1,388,000 represents a 6.8% increase over the $1,300,000 earned in the similar period of 2002. Earnings per share (diluted) decreased to $.48 compared to $0.51 in 2002. Although net income increased over the comparative periods, earnings per share decreased due to the higher average number of shares outstanding in 2003 and also due to the income tax benefit recorded during the prior year period. In 2002, the Company recognized an $82,000 income tax benefit, which resulted from adjustments to the valuation allowance associated with the Company’s deferred income tax assets. However, in 2003 there was no such adjustment related to deferred income taxes and the Company recognized income tax expense of $807,000. The return on average assets for the year was 0.56%, with a return on average equity of 5.91%.

For the fourth quarter of 2003, earnings before income taxes totaled $482,000 compared to $380,000 earned in the same period in 2002, an increase of 26.8%. After tax earnings for the quarter were $307,000 compared to $427,000 earned in the same period in 2002, a decrease of 28.1%. Earnings per share (diluted) for the current quarter were $.10 compared to $0.15 in the fourth quarter of 2002.

Total assets at December 31, 2003 were $281.4 million, with loans receivable of $204.5 million, deposits of $208.2 million and stockholders’ equity of $24.2 million. Total assets increased $66.3 million or 30.8% from December 31, 2002, loans increased $39.1 million or 23.7%, deposits increased $33.9 million or 19.5% and stockholders’ equity increased $1.1 million or 4.8%.

The allowance for loan losses represented 1.24% of total loans at December 31, 2003. Non-performing loans totaled $330,000 or 0.16% of loans, a decrease of $250,000 or 43% from December 31, 2002. Non-earning assets (which includes non-performing loans, foreclosed real estate, and repossessed assets) totaled $487,000 at December 31, 2003 and represented .17% of total assets compared to $1,043,000 at December 31, 2002 which represented .48% of total assets. This reduction of $556,000 represented a 53.3% decrease from the balance at December 31, 2002. The provision for loan losses for the year ended December 31, 2003 totaled $784,000, a decrease of 14.3% over the $915,000 in 2002 reflecting the decrease in non-performing loans in the portfolio.

Net interest income for the year ended December 31, 2003 totaled $7,886,000, an increase of 27.8% over the $6,170,000 in 2002. The 2003 results also include a $615,000 or 30.3% increase in non-interest income from $2,030,000 in 2002 to $2,645,000 in 2003. The increase is primarily due to increases in deposit account charges associated with the implementation of our overdraft privilege program combined with higher fees from our mortgage banking operation. In addition, operating expenses increased $1.49 million or 24.5% from $6,067,000 in 2002 to $7,552,000 in 2003. This increase is due primarily to compensation and occupancy costs associated with the opening of our eighth branch in the Southpark area of Charlotte. Overall revenue in 2003 (defined as net interest income plus non-interest income) increased 28.4% while operating expenses increased 24.5% from 2002.

Significant events during 2003 included:

•	Consummated an agreement to acquire First National Bank of the Carolinas based in Gaffney, SC with three branches and $76.5 Million in assets. The acquisition is expected to close in March 2004.

•	Completed the formation of an internal leasing operation through the acquisition of First Carolina Leasing.

•	Completed a trust preferred offering of $10 million further strengthening our capital base.

•	Named to the top five business friendly banks in North Carolina by the Small Business Administration.

•	American Community Bancshares stock (ACBA) hit a five year high.

•	Opened our eighth branch and established executive offices for American Community Bancshares in the Southpark area of Charlotte.

The Company also declared an annual cash dividend of $.10 per share on January 26, 2004. The dividend will be payable on February 20, 2004 to shareholders of record on February 6, 2004.

American Community Bank opened in November 1998 and primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ Small Cap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31,
	2003	2002 (a)
Assets
Cash and due from banks	$7,330	$12,183
Interest-earning deposits with banks	11,012	4,655
Investment securities	52,069	27,465

Loans	204,533	165,366
Allowance for loan losses	(2,529)	(2,375)

Net loans	202,004	162,991

Accrued interest receivable	1,131	955
Bank premises and equipment	5,339	4,639
Federal Home Loan Bank stock	792	450
Other real estate owned	117	447
Other assets	1,602	1,320

Total assets	$281,396	$215,105

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$29,782	$22,062
Interest bearing	178,381	152,253

Total deposits	208,163	174,315

Borrowings	48,319	16,781
Accrued expenses and other liabilities	725	933

Total liabilities	257,207	192,029

Total stockholders’ equity	24,189	23,076

Total liabilities and stockholders’ equity	$281,396	$215,105

Ending shares outstanding	2,825,709	2,824,376
Book value per share	$8.56	$8.17

(a) Derived from audited financial statements

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended December 31,		Year ended December 31,
	2003	2002	2003	2002 (a)

Total interest income	$3,458	$2,962	$13,055	$11,464
Total interest expense	1,274	1,321	5,169	5,294

Net interest income	2,184	1,641	7,886	6,170

Provision for loan losses	148	367	784	915

Net interest income after provision for loan losses	2,036	1,274	7,102	5,255

Non-interest income
Service charges on deposit accounts	372	466	1,740	1,231
Mortgage banking operations	72	153	517	488
Realized gains on sale of securities	—	41	—	41
Other	98	56	388	270

Total non-interest income	542	716	2,645	2,030

Non-interest expense
Salaries and employee benefits	1,022	803	3,854	3,000
Occupancy and equipment	409	297	1,363	1,094
Other	665	510	2,335	1,973

Total non-interest expense	2,096	1,610	7,552	6,067

Income before income taxes	482	380	2,195	1,218
Provision (benefit) for income taxes	175	(47)	807	(82)

Net income	$307	$427	$1,388	$1,300

Net income per share
Basic	0.11	0.15	0.49	0.51
Diluted	0.10	0.15	0.48	0.51

Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,569,385
Diluted	3,053,723	2,824,376	2,877,301	2,574,435

(a) Derived from audited financial statements

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

For the Three Months Ended December 31	2003	2002

Net interest income	$2,184	$1,641
Net income	307	427

Net interest margin	3.40%	3.31%
Return on average assets	0.45%	0.80%
Return on average equity	5.12%	7.46%
Basic earnings per share	$0.11	$0.15
Diluted earnings per share	$0.10	$0.15

For the Year Ended December 31

Net interest income	$7,886	$6,170
Net income	1,388	1,300

Net interest margin	3.42%	3.26%
Return on average assets	0.56%	0.65%
Return on average equity	5.91%	6.55%
Basic earnings per share	$0.49	$0.51
Diluted earnings per share	$0.48	$0.51

As of December 31

Total assets	$281,396	$215,105
Total loans receivable	204,533	165,366
Allowance for loan losses	2,529	2,375
Total deposits	208,163	174,315
Shareholders’ equity	24,189	23,076

Book value per share	$8.56	$8.17
Equity to total assets	8.60%	10.73%
Loss loss allowance to total loans receivable	1.24%	1.44%
Nonperforming loans to total loans	0.16%	0.35%

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002 (a)
Assets
Cash and due from banks	$7,330	$6,274	$7,846	$5,444	$12,183
Interest-earning deposits with banks	11,012	3,205	1,116	11,822	4,655
Investment securities	52,069	54,425	40,842	33,323	27,465

Loans	204,533	200,102	188,853	173,974	165,366
Allowance for loan losses	(2,529)	(2,426)	(2,286)	(2,129)	(2,375)

Net loans	202,004	197,676	186,567	171,845	162,991

Accrued interest receivable	1,131	1,084	1,060	980	955
Bank premises and equipment	5,339	5,271	5,197	4,863	4,639
Federal Home Loan Bank stock	792	792	792	800	450
Other real estate owned	117	—	94	94	447
Other assets	1,602	1,780	1,462	1,809	1,320

Total assets	$281,396	$270,507	$244,976	$230,980	$215,105

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$29,782	$31,721	$25,084	$23,739	$22,062
Interest bearing	178,381	176,069	172,659	158,619	152,253

Total deposits	208,163	207,790	197,743	182,358	174,315

Borrowings	48,319	38,156	23,021	25,019	16,781
Accrued expenses and other liabilities	725	768	716	575	933

Total liabilities	257,207	246,714	221,480	207,952	192,029

Total stockholders’ equity	24,189	23,793	23,496	23,028	23,076

Total liabilities and stockholders’ equity	$281,396	$270,507	$244,976	$230,980	$215,105

Ending shares outstanding	2,825,709	2,824,376	2,824,376	2,824,376	2,824,376
Book value per share	8.56	8.42	8.32	8.15	8.17

(a) Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except per share data)

(Unaudited)

Three months ended	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Total interest income	$3,458	$3,304	$3,263	$3,030	$2,962
Total interest expense	1,274	1,287	1,342	1,266	1,321

Net interest income	2,184	2,017	1,921	1,764	1,641
Provision for loan losses	148	144	127	365	367

Net interest income after provision for loan loss	2,036	1,873	1,794	1,399	1,274

Non-interest income
Service charges on deposit accounts	372	420	481	467	466
Mortgage banking operations	72	142	163	140	153
Realized gains on sale of securities	—	—	—	—	41
Other	98	116	101	73	56

Total non-interest income	542	678	745	680	716

Non-interest expense
Salaries and employee benefits	1,022	975	1,003	854	803
Occupancy and equipment	409	355	302	297	297
Other	665	562	594	514	510

Total non-interest expense	2,096	1,892	1,899	1,665	1,610

Income before income taxes	482	659	640	414	380
Provision (benefit) for income taxes	175	247	234	151	(47)

Net income	$307	$412	$406	$263	$427

Net income per share
Basic	$0.11	$0.15	$0.14	$0.09	$0.15
Diluted	$0.10	$0.14	$0.14	$0.09	$0.15

Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,824,376	2,824,376
Diluted	3,053,723	2,900,162	2,857,066	2,829,897	2,824,376

Return on average equity	5.12%	7.00%	6.98%	4.61%	7.46%
Return on average assets	0.45%	0.66%	0.68%	0.48%	0.80%

Net interest margin	3.42%	3.43%	3.42%	3.47%	3.26%

Allowance for loan losses to total loans	1.24%	1.21%	1.21%	1.22%	1.44%
Net charge-offs to avg loans (annualized)	0.27%	0.00%	-0.07%	1.44%	0.00%
Nonperforming loans to total loans	0.16%	0.13%	0.05%	0.03%	0.35%
Nonperforming assets to total assets	0.17%	0.12%	0.15%	0.15%	0.48%